CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A, No. 333-122847) of our report dated December 29, 2016, on the financial statements and financial highlights of:

•	Neuberger Berman Multi-Asset Income Fund
•	Neuberger Berman Global Allocation Fund
•	Neuberger Berman Long Short Credit Fund
•	Neuberger Berman Risk Balanced Commodity Strategy Fund
•	Neuberger Berman U.S Equity Index PutWrite Strategy Fund

Included in the October 31, 2016 Annual Report to Shareholders of Neuberger Berman Alternative Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
 February 23, 2017

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A, No. 333-122847) of our report dated December 27, 2016, on the financial statements and financial highlights of:

•	Neuberger Berman Absolute Return Multi-Manager Fund
•	Neuberger Berman Long Short Multi-Manager Fund

Included in the October 31, 2016 Annual Report to Shareholders of Neuberger Berman Alternative Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 23, 2017